Exhibit 1.1

Form of

American Homes 4 Rent

[—]

5.000% Series A Participating Preferred Shares of Beneficial Interest,

$0.01 par value per share

Underwriting Agreement

October [•], 2013

Raymond James & Associates, Inc.

Jefferies LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Ladies and Gentlemen:

American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you (the “Representatives”) are acting as representatives, an aggregate of [•] 5.000% Series A participating preferred shares of beneficial interest of the Company, par value $0.01 per share (the “Series A Preferred Shares”) (the “Firm Shares”) and, at the election of the Underwriters, up to [•] additional Series A Preferred Shares (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

Concurrently with each Time of Delivery (as defined herein), the Company will contribute the net proceeds from the sale of the Shares sold by the Company hereunder to American Homes 4 Rent, L.P., a Delaware limited partnership (the “Operating Partnership”), of which the Company is the general partner, in exchange for Series A preferred units of limited partnership interest of the Operating Partnership (the “Series A Preferred Units”).

1.(a) The Company and the Operating Partnership jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(i) any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”) is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(ii) A registration statement on Form S–11 (File No. 333-191015) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(iii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iv) For the purposes of this Agreement, the “Applicable Time” is [•] [P.M.] (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedules II(c) and II(e) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing

Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule II(d) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(v) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedules II(b) and II(e) hereto;

(vi) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(vii) The Company is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland, with requisite real estate investment trust power and authority to own, lease or operate its properties and to conduct its business as described in the Pricing Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Shares); each direct or indirect subsidiary of the Company listed on Schedule III hereto (each a “Company Subsidiary”) is duly organized and validly existing as a corporation, limited liability company or limited partnership, as applicable, in good standing under the laws of the state of its incorporation or organization, as applicable, with requisite corporate, limited liability company or limited partnership power and authority to own, lease or operate its properties and to conduct its business as described in the Pricing Prospectus, and the Operating Partnership has full limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the Company Subsidiaries are the only subsidiaries, direct or indirect, of the Company; no Company Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from repaying to the Company any loans or advances to such Company Subsidiary from the Company or from transferring any of such Company Subsidiary’s property or assets to the Company or any other Company Subsidiary; all of the outstanding limited liability company or partnership interests, as the case may be, of each of the Company Subsidiaries are, except as described in the Pricing Prospectus, owned by the Company or another Company Subsidiary free and clear of all liens, encumbrances and equities and claims;

(viii) The Company had, as of the date indicated in the Pricing Prospectus and at the First Time of Delivery, and will have at any Second Time of Delivery (if any), the duly authorized capitalization set forth in both the Pricing Prospectus and the Prospectus under the caption “Capitalization” after giving effect to the adjustments set forth thereunder (but at any Time of Delivery not taking into account the issuance of any Optional Shares by the Company at each Time of Delivery); all of the issued and outstanding Class A common shares of beneficial interest of the Company (the “Class A Shares”) have been duly and validly authorized and issued and are fully paid and non-assessable and have not been issued in violation of or subject to any preemptive right or other similar right of shareholders arising by operation of law, under the charter or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; all of the ownership interests of each Company Subsidiary, including the Class A common units of limited partnership interest of the Operating Partnership (the “Class A Units”), the Class B common units of limited partnership interest of the Operating Partnership (the “Class B Units”), the Series C convertible units of limited partnership interest of the Operating Partnership (the “Series C Units”), the Series D convertible units of limited partnership interest of the Operating Partnership (the “Series D Units”) and the Series E convertible units of limited partnership interest of the Operating Partnership (the “Series E Units”) have been duly and validly authorized and issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units and have not been issued in violation of or subject to any preemptive right or other similar right of unitholders arising by operation of law, under the Agreement of Limited Partnership, dated as of November 21, 2012, as amended, by and among the Company, as the general partner of the Operating Partnership, and the limited partners listed therein (as amended from time to time, the “Operating Partnership Agreement”), or under any agreement to which the Operating Partnership is a party or otherwise; except as disclosed in or contemplated by the Pricing Prospectus and the Prospectus, there are no outstanding (i) securities or obligations of the Company or any Company Subsidiary convertible into or exchangeable for any shares of beneficial interest (or limited liability company or partnership interests, as applicable) of the Company or any such Company Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Company Subsidiary any such shares of beneficial interest (or limited liability company or partnership interests, as applicable) or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Company Subsidiary to issue or sell any shares of beneficial interest (or limited liability company or partnership interests, as applicable), any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(ix) The Shares have been duly authorized for issuance, sale and delivery pursuant to this Agreement, and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders arising by operation of law, under the charter or bylaws, as amended, of the Company, under any agreement to which the Company is a party or otherwise; and the form of certificates for the Shares conforms to the law of the jurisdiction of the Company’s formation and to any requirements of the Company’s charter.

(x) The Series A Preferred Units have been duly authorized for issuance and delivery by the Operating Partnership to the Company and, when issued and delivered by the Operating Partnership to the Company, will be duly and validly issued and unitholders have no obligation to make any further payments for the purchase of such units or contributions to the Operating Partnership solely by reason of their ownership of such units, free and clear of any pledge, lien, encumbrance, security interest or other claim; the issuance and delivery of the Series A Preferred Units by the Operating Partnership are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of unitholders arising by operation of law, under the Operating Partnership Agreement, under any agreement to which the Operating Partnership is a party or otherwise;

(xi) The Company and each Company Subsidiary is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations or prospects of the Company and the Company Subsidiaries taken as a whole (a “Material Adverse Effect”);

(xii) The Company and each Company Subsidiary has legal, valid and defensible title to all assets and properties reflected as owned by it in the Pricing Prospectus and the Prospectus (whether through fee ownership or similar rights of ownership), in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in both the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; any real property or personal property held under lease by the Company or any Company Subsidiary is held under a lease that is valid, existing and enforceable by the Company or the Company Subsidiaries, as applicable, with such exceptions as are disclosed in the Pricing Prospectus and the Prospectus or as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any Company Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Company Subsidiary under any such lease;

(xiii) The Company and each Company Subsidiary owns or possesses such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and each Company Subsidiary to conduct their respective businesses described in the Pricing Prospectus and the Prospectus, and none of the Company or any Company Subsidiary has received written notice of any infringement of or conflict with (and, upon due inquiry, none of the Company or any Company Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xiv) The Company and the Company Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and the Company Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Company Subsidiaries as currently conducted, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xv) None of the Company or any Company Subsidiary has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xvi) None of the Company, any Company Subsidiary or any of their respective officers, trustees, directors, agents or employees purporting to act on behalf of the Company or any Company Subsidiary, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA or (v) made any other unlawful payment;

(xvii) The Company has made an election to be taxed as a “real estate investment trust” (a “REIT”) under Sections 856 through 860 of the provisions of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), commencing with its initial taxable year ending December 31, 2012; as of the Time of Delivery, and each Second Time of Delivery, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT; the proposed method of operation of the Company as described in the Pricing Prospectus and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code and no actions have been taken (or not taken which are required to be taken) by the Company that could cause the Company to fail to qualify as a REIT; the Company has no intention of changing its operations or engaging in activities that could cause it to fail to qualify, or make economically undesirable its continued qualification, as a REIT;

(xviii) There are no outstanding loans or advances or guarantees of indebtedness by the Company or any Company Subsidiary to or for the benefit of any of the officers, trustees, directors, affiliates or representatives of the Company or any Company Subsidiary or any of the members of the families of any of them;

(xix) Except with respect to the Underwriters, none of the Company or any Company Subsidiary has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(xx) None of the Company or any Company Subsidiary is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective charter (including, with respect to the Company’s charter, the Articles Supplementary (as defined below)), bylaws, limited liability company agreement, partnership agreement or other organizational documents (collectively, the “Charter Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or such Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

(xxi) The execution, delivery and performance by the Company and the Operating Partnership of this Agreement and the issuance, sale and delivery of the Shares by the Company, the use of the proceeds from the sale of the Shares as described in the Pricing Prospectus and Prospectus and the consummation by the Company and the Company Subsidiaries of the transactions contemplated hereby and thereby, as applicable, and the compliance by the Company and the Company Subsidiaries with the terms and provisions hereunder and thereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the Charter Documents of the Company or any Company Subsidiaries, (ii) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Company Subsidiary is a party or by which it or its respective properties may be bound or affected or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any Company Subsidiary, except in the case of clauses (ii) or (iii) for such conflicts, breaches or defaults that have been validly waived or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any Company Subsidiary;

(xxii)(i) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership, enforceable in accordance with its terms and (ii) the Articles Supplementary to the Company’s Amended and Restated Declaration of Trust setting forth the terms of the Series A Preferred Shares (the “Articles Supplementary”) will be, on or prior to the First Time of Delivery, duly authorized, executed and filed by the Company with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”), except in the case of (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xxiii) The Shares conform in all material respects to the descriptions thereof contained in both the Pricing Prospectus and the Prospectus;

(xxiv) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company and the Operating Partnership of this Agreement or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, or the issuance, sale and delivery of the Shares as contemplated hereby, other than (i) the registration under the Act of the Shares, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(xxv) The Company and each Company Subsidiary have all necessary licenses, permits, certificates, authorizations, consents and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct their respective businesses as described in both the Pricing Prospectus and the Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company or any Company Subsidiary is in violation of, or in default under, any such license, permit, certificate, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Company Subsidiary, the effect of which could reasonably be expected to have a Material Adverse Effect;

(xxvi) The copies of all contracts, agreements, instruments and other documents (including governmental licenses, authorizations, permits, consents and approvals and all amendments or waivers relating to any of the foregoing) that have been previously furnished to the Representatives or their counsel are complete and genuine and include all material collateral and supplemental agreements thereto;

(xxvii) Other than as set forth in both the Pricing Prospectus and the Prospectus and other than those that would not, individually or in the aggregate, have a Material Adverse Effect, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or any Company Subsidiary, threatened against the Company or any Company Subsidiary or any of their respective properties, trustees, directors, officers or affiliates at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency; other than the Underwriters, none of the Company or any Company Subsidiary has authorized anyone other than the Company’s trustees and officers to make any representations regarding the offer and sale of the Shares, or regarding the Company or such Company Subsidiary in connection therewith; and none of the Company or any Company Subsidiary has received notice of any order or decree preventing the use of the Pricing Prospectus or the Prospectus or any amendment or supplement thereto;

(xxviii) Subsequent to the date of the Preliminary Prospectus, and except as may be otherwise stated in both the Pricing Prospectus and the Prospectus, there has not been (i) any event, circumstance or change that has, or could reasonably be expected, individually or in the aggregate, to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, contemplated or entered into by the Company or any Company Subsidiary, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which is material to the Company or any Company Subsidiary, (iv) any dividend or distribution of any kind declared, paid or made by the Company or any

Company Subsidiary on any class of its equity shares (or limited liability company or partnership interests, as applicable) or any purchase by the Company or any Company Subsidiary of any of its outstanding shares of beneficial interest (or limited liability company or partnership interests, as applicable), or (v) any change of the shares of beneficial interest (or limited liability company or partnership interests, as applicable) or indebtedness of the Company or any Company Subsidiary;

(xxix) Neither the Company nor any Company Subsidiary is nor, upon the sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in both the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder);

(xxx) There are no persons with registration or other similar rights to have any securities registered by the Company under the Securities Act other than pursuant to the Registration Rights Agreement, dated November 21, 2012 between the Company, AH LLC and FBR Capital Markets & Co. (“FBR”) (the “November 2012 Registration Rights Agreement”), the Registration Rights Agreement, dated March 14, 2013 between the Company, American Homes 4 Rent Advisor, LLC and FBR (the “March 2013 Registration Rights Agreement”), the Registration Rights Agreement, dated June 10, 2013 between the Company and AH LLC, as amended (the “AH LLC Registration Rights Agreement”), and the Registration Rights Agreement, dated June 11, 2013, between the Company and the Alaska Permanent Fund Corporation, acting for and on behalf of the funds that the Alaska Permanent Fund Corporation is designated by Alaska Statutes 37.13 to manage and invest (the “Alaska Fund Registration Rights Agreement” and, together with the November 2012 Registration Rights Agreement, the AH LLC Registration Rights Agreement and the March 2013 Registration Rights Agreement, the “Registration Rights Agreements”);

(xxxi) Each of the independent trustees named in the Pricing Prospectus and the Prospectus has not within the last five years, been employed by or affiliated, directly or indirectly, with the Company or any Company Subsidiary, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer, trustee or director of the Company or any Company Subsidiary or any of their respective affiliates other than as disclosed in the Prospectus;

(xxxii) None of the Company, any Company Subsidiary or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA;

(xxxiii) None of the Company, any Company Subsidiary or any of their respective directors, trustees, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or that might reasonably be expected, to cause or result, under the Act, the Exchange Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxxiv) The Company and each Company Subsidiary carries, or is covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company) in such amounts and covering such risks as is appropriate for the conduct of their respective businesses and the value of the assets to be held by them upon the consummation of the transactions contemplated by both the Pricing Prospectus and the Prospectus and as is customary for companies engaged in businesses similar to the business of the Company and the Company Subsidiaries, all of which insurance is in full force and effect;

(xxxv) The consolidated financial statements, including the notes thereto, the condensed financial statements of the Company, including the notes thereto, the combined financial statements of American Homes 4 Rent Advisor, LLC and American Homes 4 Rent Management Holdings, LLC, including the notes thereto, and the statements of revenues and certain operating expenses of the Alaska Portfolio, including the notes thereto, included in both the Pricing Prospectus and the Prospectus fairly present in all material respects the financial condition of the Company, American Homes 4 Rent Advisor, LLC and American Homes 4 Rent Management Holdings, LLC and the Alaska Portfolio, respectively, as of the respective dates thereof, and the results of their operations for the period then ended, correctly reflect and disclose all extraordinary items, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis. The unaudited pro forma condensed consolidated financial information, including the notes thereto, of the Company included in both the Pricing Prospectus and the Prospectus fairly present in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein give appropriate effect to the transactions and circumstances referred to therein; and except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxxvi) BDO USA, LLP, who have certified certain financial statements included in the Pricing Prospectus and the Prospectus, whose reports with respect to such financial statements included in the Pricing Prospectus and the Prospectus are included in the Pricing Prospectus and the Prospectus and who have delivered the comfort letters referred to in Section 8(d) hereof, are independent registered public accountants with respect to the Company within the meaning of the Act and the rules and regulations of the Commission thereunder;

(xxxvii) The Company maintains systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Pricing Prospectus and the Prospectus, there are no material weaknesses in the Company’s internal controls; since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxxviii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Company Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects.

(xxxix) None of the Company, any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any employee or agent of the Company or any Company Subsidiary, has made any payment of funds of the Company or any Company Subsidiary or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Company Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Company Subsidiary, threatened;

(xl) None of the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, any director, trustee, officer, agent, employee or affiliate of the Company or any Company Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of the offering of the Shares hereunder or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xli) Any certificate signed by any officer of the Company or any Company Subsidiary delivered to the Representatives or to counsel for the Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company or such Company Subsidiary to the Representatives as to the matters covered thereby;

(xlii)(i) The Company and the Company Subsidiaries have accurately prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by them, if any, and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and the Company Subsidiaries are obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (ii) no deficiency assessment with respect to a proposed adjustment of the federal, state, local or foreign taxes of the Company or any Company Subsidiary is pending or, to the best of the knowledge of the Company or any Company Subsidiary, threatened; and (iii) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Company Subsidiary;

(xliii) Except as described in both the Pricing Prospectus and the Prospectus or as would not in the aggregate reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) neither the Company nor any Company Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Company Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or any Company Subsidiary, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Company Subsidiary, and (iv) to the knowledge of the Company or any Company Subsidiary, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Company Subsidiary relating to Hazardous Materials or any Environmental Laws;

(xliv) Each employee benefit plan, within the meaning of Section 3(3) of ERISA, that is maintained, administered or contributed to by the Company, any Company Subsidiary or any of their affiliates for employees or former employees of the Company, any Company Subsidiary or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and transactions which, individually or in the aggregate, would not have a Material Adverse Effect, and no such plan is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA;

(xliv) No labor disturbance by or dispute with employees of the Company or any Company Subsidiary exists or, to the knowledge of the Company or any Company Subsidiary, is contemplated or threatened, and none the Company or any Company Subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Company Subsidiary’s principal suppliers, contractors or customers (including, without limitation, Malibu Management Inc.), except as would not have a Material Adverse Effect;

(xlvi) Nothing has come to the attention of the Company or any Company Subsidiary that has caused the Company or any Company Subsidiary to believe that the statistical and market-related data included in each of the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xlvii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlviii) Neither the Company nor any the Company Subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the equity shares (or limited liability company or partnership interests, as applicable) or long-term debt of the Company or any of the Company Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(xlix) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Series A Participating Preferred Shares”, insofar as they summarize the terms of the Series A Preferred Shares, and under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they summarize certain provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the matters referred to therein;

(l) At the time of filing the Initial Registration Statement the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(li) From the time of filing of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”); and

(lii) The Company has not sold, issued or distributed any Series A Preferred Shares and the Operating Partnership has not sold, issued or distributed any Series A Preferred Units.

(b)	[Intentionally omitted.]

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.(a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on October [•], 2013 or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof will be delivered at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California, 90071 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of

Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) [Intentionally omitted];

(e)(i) During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Series A Preferred Shares, including but not limited to any options or warrants to purchase Series A Preferred Shares or any equity securities substantially similar to the Series A Preferred Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Series A Preferred Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Series A Preferred Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to equity incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives.

(f) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company furnished to or filed with the Commission as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided, however, that the Company shall not be required to provide documents (x) that are available on the Company’s website or through the Commission’s Electronic Data Gathering, Analysis and Retrieval system or (y) the provision of which would violate Regulation FD as promulgated under the Exchange Act unless otherwise disclosed in a manner reasonably designed to provide broad, non-exclusionary distribution of the information to the public;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 30-day restricted period referred to in Section 5(e) hereof; and

(n) To execute, deliver and file with the SDAT the Articles Supplementary prior to the First Time of Delivery.

6.(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedules II(a) and II(e) hereto;

(b) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d) Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(e) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey up to a maximum aggregate amount of $15,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar, and (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and AH LLC and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (except that the Underwriters shall pay all lodging, commercial airfare and other expenses attributable to employees of the Underwriters and one-half of the cost of any aircraft chartered in connection with the road show) and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Hogan Lovells US LLP, counsel for the Company, shall have furnished to you their written opinions and negative assurance letter substantially in the forms attached as Annexes II(a),(b) and (c) hereto, dated such Time of Delivery;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO USA, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the form of the letter delivered prior to the execution of this Agreement is attached as Annex I hereto);

(e)(i) Neither the Company nor any Company Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the equity shares (or limited liability company or partnership interests, as applicable) or long-term debt of the Company or any Company Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Company Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred shares by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred shares;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Company shall have delivered to the Underwriters certificates executed by the chief operating officer and chief financial officer of the Company, dated as of the date this Agreement and as of such Time of Delivery, substantially in the form attached as Annex III and Annex IV, respectively, hereto in form and substance satisfactory to you;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(j) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8.

9.(a) The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter will indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company or the Operating Partnership may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Operating Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and the Operating Partnership under this Section 9 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, trustee and director of the Company and the Operating Partnership and to each person, if any, who controls the Company or the Operating Partnership within the meaning of the Act.

10.(a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the

Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter or the Company, or any officer or trustee or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Operating Partnership shall then be under any liability to any defaulting Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company and the Operating Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Operating Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: General Counsel, Equity Capital Markets and Jefferies LLC, 520 Madison Avenue, New York, NY 10022, Attention: General Counsel; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Operating Partnership and, to the extent provided in Sections 9 and 11 hereof, the officers or trustees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Operating Partnership acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Operating Partnership, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Operating Partnership has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Operating Partnership agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company, the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Operating Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Operating Partnership for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

American Homes 4 Rent

By:
Name:
Title:

American Homes 4 Rent, L.P.

By:	American Homes 4 Rent, its sole General Partner

By:
Name:
Title:

(Signatures Continue on Following Page)

(Signature Page to Series A Preferred Underwriting Agreement)

Accepted as of the date hereof in New York, New York

Raymond James & Associates, Inc.

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

On behalf of each of the Underwriters

(Signature Page to Series A Preferred Underwriting Agreement)

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Raymond James & Associates, Inc.	[—]	[—]
Jefferies LLC	[—]	[—]

Total	[—]	[—]

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[None]

(b)	Additional documents incorporated by reference

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•]

(d)	Section 5(d) Writings

None

(e)	Issuer Free Writing Prospectuses that comprise the Pricing Disclosure Package

Issuer Free Writing Prospectus dated October [—], 2013

SCHEDULE III

American Homes 4 Rent Advisor, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent, L.P. (a Delaware Limited Partnership)

American Homes 4 Rent TRS, LLC (a Delaware Limited Liability Company)

AMIPTRS, LLC

American Homes 4 Rent Management Holdings, LLC (a Delaware Limited Liability Company)

AH4R Management – AZ, LLC (a Delaware Limited Liability Company)

AH4R Management – CO, LLC (a Delaware Limited Liability Company)

AH4R Management – FL, LLC (a Delaware Limited Liability Company)

AH4R Management – GA, LLC (a Delaware Limited Liability Company)

AH4R Management – ID, LLC (a Delaware Limited Liability Company)

AH4R Management – IL, LLC (a Delaware Limited Liability Company)

AH4R Management – IN, LLC (a Delaware Limited Liability Company)

AH4R Management – KY, LLC (a Delaware Limited Liability Company)

AH4R Management – MS, LLC (a Delaware Limited Liability Company)

AH4R Management – NC, LLC (a Delaware Limited Liability Company)

AH4R Management – NM, LLC (a Delaware Limited Liability Company)

AH4R Management – OH, LLC (a Delaware Limited Liability Company)

AH4R Management – OR, LLC (a Delaware Limited Liability Company)

AH4R Management – SC, LLC (a Delaware Limited Liability Company)

AH4R Management – TN, LLC (a Delaware Limited Liability Company)

AH4R Management – TX, LLC (a Delaware Limited Liability Company)

AH4R Management – UT, LLC (a Delaware Limited Liability Company)

AH4R Management – WA, LLC (a Delaware Limited Liability Company)

AH4R Management – WI, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Management, LLC (a Delaware Limited Liability Company)

AH4R Properties, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties One, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Two, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Three, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Four, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Five, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Six, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Seven, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Eight, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Nine, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent Properties Ten, LLC (a Delaware Limited Liability Company)

AH4R—AZ, LLC (a Delaware Limited Liability Company)

AH4R—AZ 2, LLC (a Delaware Limited Liability Company)

AH4R—AZ 3, LLC (a Delaware Limited Liability Company)

AH4R—AZ 4, LLC (a Delaware Limited Liability Company)

AH4R—AZ 7, LLC (a Delaware Limited Liability Company)

AH4R—AZ 11, LLC (a Delaware Limited Liability Company)

SSI—AZ, LLC (a Delaware Limited Liability Company)

AH4R—CO, LLC (a Delaware Limited Liability Company)

AH4R—CO 3, LLC (a Delaware Limited Liability Company)

AH4R—FL, LLC (a Delaware Limited Liability Company)

AH4R—FL 2, LLC (a Delaware Limited Liability Company)

AH4R—FL 3, LLC (a Delaware Limited Liability Company)

AH4R—FL 4, LLC (a Delaware Limited Liability Company)

AH4R—FL 11, LLC (a Delaware Limited Liability Company)

AH4R—GA, LLC (a Delaware Limited Liability Company)

AH4R—GA 2, LLC (a Delaware Limited Liability Company)

AH4R—GA 3, LLC (a Delaware Limited Liability Company)

AH4R—GA 4, LLC (a Delaware Limited Liability Company)

AH4R—GA 5, LLC (a Delaware Limited Liability Company)

AH4R—GA 11, LLC (a Delaware Limited Liability Company)

AH4R—IL, LLC (a Delaware Limited Liability Company)

AH4R—IL 2, LLC (a Delaware Limited Liability Company)

AH4R—IL 4, LLC (a Delaware Limited Liability Company)

AH4R—IL 11, LLC (a Delaware Limited Liability Company)

AH4R—IN, LLC (a Delaware Limited Liability Company)

AH4R—IN 11, LLC (a Delaware Limited Liability Company)

AH4R—NC, LLC (a Delaware Limited Liability Company)

AH4R—NC 2, LLC (a Delaware Limited Liability Company)

AH4R—NC 3, LLC (a Delaware Limited Liability Company)

AH4R—NC 11, LLC (a Delaware Limited Liability Company)

AH4R—NV, LLC (a Delaware Limited Liability Company)

AH4R—NV 2, LLC (a Delaware Limited Liability Company)

AH4R—NV 3, LLC (a Delaware Limited Liability Company)

AH4R—NV 4, LLC (a Delaware Limited Liability Company)

AH4R—NV 11, LLC (a Delaware Limited Liability Company)

SSI—NV, LLC (a Delaware Limited Liability Company)

AH4R—OH, LLC (a Delaware Limited Liability Company)

AH4R—OH 3, LLC (a Delaware Limited Liability Company)

AH4R—OH 11, LLC (a Delaware Limited Liability Company)

AH4R—TN 3, LLC (a Delaware Limited Liability Company)

AH4R—TN 11, LLC (a Delaware Limited Liability Company)

AH4R—TX, LLC (a Delaware Limited Liability Company)

AH4R—TX 2, LLC (a Delaware Limited Liability Company)

AH4R—TX 3, LLC (a Delaware Limited Liability Company)

AH4R—TX 11, LLC (a Delaware Limited Liability Company)

AH4R—UT, LLC (a Delaware Limited Liability Company)

AH4R—WA, LLC (a Delaware Limited Liability Company)

American Homes 4 Rent I, LLC (a Delaware Limited Liability Company)

AH4R I AZ, LLC (a Delaware Limited Liability Company)

AH4R I CA, LLC (a Delaware Limited Liability Company)

AH4R I CO, LLC (a Delaware Limited Liability Company)

AH4R I FL, LLC (a Delaware Limited Liability Company)

AH4R I FL Orlando, LLC (a Delaware Limited Liability Company)

AH4R I GA, LLC (a Delaware Limited Liability Company)

AH4R I IL, LLC (a Delaware Limited Liability Company)

AH4R I IN, LLC (a Delaware Limited Liability Company)

AH4R I NC, LLC (a Delaware Limited Liability Company)

AH4R I NV, LLC (a Delaware Limited Liability Company)

AH4R I OH, LLC (a Delaware Limited Liability Company)

AH4R I OK, LLC (a Delaware Limited Liability Company)

AH4R I TN, LLC (a Delaware Limited Liability Company)

AH4R I TX DFW, LLC (a Delaware Limited Liability Company)

AH4R I TX, LLC (a Delaware Limited Liability Company)

AH4R I UT, LLC (a Delaware Limited Liability Company)

AH4R I WA, LLC (a Delaware Limited Liability Company)

RJ American Homes 4 Rent Investments, LLC (a Delaware Limited Liability Company)

RJ American Homes 4 Rent One, LLC (a Delaware Limited Liability Company)

RJ American Homes 4 Rent Two, LLC (a Delaware Limited Liability Company)

ANNEX I

COPY OF COMFORT LETTER DELIVERED

PRIOR TO EXECUTION OF THIS AGREEMENT

ANNEX II(a)

FORM OF OPINION OF

COUNSEL FOR THE COMPANY

ANNEX II(b)

FORM OF NEGATIVE ASSURANCE LETTER OF

COUNSEL FOR THE COMPANY

ANNEX II(c)

FORM OF TAX OPINION OF

COUNSEL FOR THE COMPANY

ANNEX III

AMERICAN HOMES 4 RENT

OFFICERS’ CERTIFICATE

[—], 2013

This certificate is being provided pursuant to Section 8(h) of the Underwriting Agreement (the “Agreement”), dated [•], 2013, among American Homes 4 Rent (the “Company”), a Maryland real estate investment trust, American Homes 4 Rent, L.P., a Maryland limited partnership, and Raymond James & Associates, Inc. and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the offering (the “Offering”) by the Company of its [•]% Series A participating preferred shares of beneficial interest, $0.01 par value per share, pursuant to the Agreement. Capitalized terms used herein without definition have the meanings ascribed to them in the Agreement. The undersigned do hereby certify on behalf of the Company that:

1.	I, John Corrigan, Chief Operating Officer of the Company, have responsibility for and have supervised the acquisition and property management activities of the Company and its agents as described in the Pricing Prospectus.

2.	I, Peter J. Nelson, Chief Financial Officer of the Company, have responsibility for and have supervised the financial and accounting matters of the Company as described in the Pricing Prospectus.

3.	I, Mr. Corrigan, and I, Mr. Nelson, have reviewed the Pricing Prospectus and the circled information contained on the attached Exhibit A (the “Circled Information”), which is included in the Pricing Prospectus, and to the best of my knowledge after reasonable investigation, the Circled Information is true, correct and accurate, in each case in all material respects.

This certificate is being furnished to the Underwriters solely to assist it in conducting and documenting its investigation of the affairs of the Company in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officers’ Certificate on behalf of the Company as of the date first written above.

Very truly yours,

American Homes 4 Rent

By:
	Name:	John Corrigan
	Title:	Chief Operating Officer

By:
	Name:	Peter J. Nelson
	Title:	Chief Financial Officer

Exhibit A – Circled Information

(See attached)

ANNEX IV

AMERICAN HOMES 4 RENT

OFFICERS’ CERTIFICATE

[—], 2013

This certificate is being provided pursuant to Section 8(h) of the Underwriting Agreement (the “Agreement”), dated [•], 2013, among American Homes 4 Rent (the “Company”), a Maryland real estate investment trust, American Homes 4 Rent, L.P., a Maryland limited partnership, and Raymond James & Associates, Inc. and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), in connection with the offering (the “Offering”) by the Company of its [•]% Series A participating preferred shares of beneficial interest, $0.01 par value per share, pursuant to the Agreement. Capitalized terms used herein without definition have the meanings ascribed to them in the Agreement. The undersigned do hereby certify on behalf of the Company that:

4.	I, John Corrigan, Chief Operating Officer of the Company, have responsibility for and have supervised the acquisition and property management activities of the Company and its agents as described in the Prospectus.

5.	I, Peter J. Nelson, Chief Financial Officer of the Company, have responsibility for and have supervised the financial and accounting matters of the Company as described in the Prospectus.

6.	I, Mr. Corrigan, and I, Mr. Nelson, have reviewed the Prospectus and the circled information contained on the attached Exhibit A (the “Circled Information”), which is included in the Prospectus, and to the best of my knowledge after reasonable investigation, the Circled Information is true, correct and accurate, in each case in all material respects.

This certificate is being furnished to the Underwriters solely to assist it in conducting and documenting its investigation of the affairs of the Company in connection with the Offering. This certificate shall not be used, quoted or otherwise referred to without the prior written consent of the Company.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Officers’ Certificate on behalf of the Company as of the date first written above.

Very truly yours,

American Homes 4 Rent

By:
	Name:	John Corrigan
	Title:	Chief Operating Officer

By:
	Name:	Peter J. Nelson
	Title:	Chief Financial Officer

Exhibit A – Circled Information

(See attached)